Exhibit 99.1

Travel + Leisure Co. Reports First Quarter 2024 Results

ORLANDO, Fla. (April 24, 2024) — Travel + Leisure Co. (NYSE:TNL), the world’s leading membership and leisure travel company, today reported first quarter 2024 financial results for the three months ended March 31, 2024. Highlights and outlook include:

•Net income of $66 million, $0.92 diluted earnings per share, on net revenue of $916 million

•Adjusted EBITDA of $191 million and adjusted diluted earnings per share of $0.97(1)

•Expects second quarter adjusted EBITDA of $235 million to $245 million

•Reaffirms expectations for full year adjusted EBITDA of $910 million to $930 million

•Management will recommend a second quarter dividend of $0.50 per share for approval by the Board of Directors

“We are off to a solid start for the year with a 15 percent increase in tours, 28 percent growth in new owner tours and volume per guest above $3,000,” said Michael D. Brown, president and chief executive officer of Travel + Leisure Co.

“We have an excellent team in place who are executing well against plans to grow the business. With owner room nights for the remainder of the year up 7 percent, we are looking forward to a strong summer travel season and are increasingly confident in meeting our 2024 commitments.”

(1) This press release includes Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, Gross VOI sales and Adjusted net income, which are measures that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures. Forward-looking non-GAAP measures are presented in this press release only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation is available without unreasonable effort.

Business Segment Results

Vacation Ownership

$ in millions	Q1 2024	Q1 2023	% change
Revenue	$725	$685	6%
Adjusted EBITDA	$135	$131	3%

Vacation Ownership revenue increased 6% to $725 million in the first quarter of 2024 compared to the same period in the prior year. Net vacation ownership interest (VOI) sales were $369 million in the first quarter compared to $338 million in the prior year period, and Gross VOI sales were $490 million compared to $454 million in the prior year. Gross VOI sales were driven by 155,000 tours during the quarter compared to 135,000 in the same period last year, partially offset by a 6% decrease in VPG due to a higher mix of new owner tours.

First quarter adjusted EBITDA was $135 million compared to $131 million in the prior year period, with the revenue growth partially offset by an increase in marketing costs to support increased tour flow and new owner mix, an increase in sales and commission expenses due to higher gross VOI sales, and higher interest rates on our ABS debt.

Travel and Membership

$ in millions	Q1 2024	Q1 2023	% change
Revenue	$193	$200	(4)%
Adjusted EBITDA	$75	$71	6%

Travel and Membership revenue decreased 4% to $193 million in the first quarter of 2024 compared to the same period in the prior year. This was driven by a 6% decrease in transactions offset by a 1% increase in revenue per transaction. Transactions were impacted by an increasing mix of exchange members with a club affiliation, who have a lower transaction propensity.

First quarter Adjusted EBITDA was $75 million compared to $71 million in the prior year, with the revenue decrease more than offset by lower operating costs primarily driven by the restructure of the segment in the fourth quarter of 2023.

Balance Sheet and Liquidity

Net Debt — As of March 31, 2024, the Company's leverage ratio for covenant purposes was 3.5x. The Company had $3.9 billion of corporate debt outstanding as of March 31, 2024, which excluded $2.1 billion of non-recourse debt related to its securitized notes receivables portfolio. Additionally, the Company had cash and cash equivalents of $479 million. At the end of the first quarter, the Company had $1.2 billion of liquidity in cash and cash equivalents and revolving credit facility availability. Subsequent to the end of the quarter, the Company repaid its $300 million secured notes due April 2024 using proceeds from 2023 borrowings, cash on hand, and a partial draw down of its revolving credit facility.

Timeshare Receivables Financing — On March 21, 2024, the Company closed on a $350 million term securitization transaction with a weighted average coupon of 5.7% and a 95.3% advance rate.

Cash Flow — For the three months ended March 31, 2024, net cash provided by operating activities was $47 million compared to $7 million in the prior year period. Adjusted free cash flow was $22 million for the three months ended March 31, 2024 compared to an outflow of $8 million in the same period of 2023 due to a decrease in cash utilized for working capital items, mainly due to timing of payments.

Share Repurchases — During the first quarter of 2024, the Company repurchased 0.6 million shares of common stock for $25 million at a weighted average price of $40.07 per share. As of March 31, 2024, the Company had $146 million remaining in its share repurchase authorization.

Dividend — The Company paid $38 million ($0.50 per share) in cash dividends on March 29, 2024 to shareholders of record as of March 21, 2024. Management will recommend a second quarter dividend of $0.50 per share for approval by the Company’s Board of Directors in May 2024.

Outlook

The Company is reaffirming guidance regarding expectations for the 2024 full year:

•Adjusted EBITDA of $910 million to $930 million
•Gross VOI sales of $2.25 billion to $2.35 billion
•VPG of $2,900 to $3,000
The Company is providing guidance regarding expectations for the second quarter 2024:
•Adjusted EBITDA of $235 million to $245 million
•Gross VOI sales of $580 million to $610 million
•VPG of $2,900 to $3,000
•Travel and Membership Adjusted EBITDA of $60 million to $65 million

This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Where one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:00 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at travelandleisureco.com/investors, or by dialing 877-733-4794 ten minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, gross VOI sales and Adjusted net income, which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes non-GAAP measures, defined in Table 5, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release.

The Company may use its website as a means of disclosing information concerning its operations, results and prospects, including information which may constitute material nonpublic information, and for complying with its disclosure obligations under SEC Regulation FD. Disclosure of such information will be included on the Company’s website in the Investor Relations section at travelandleisureco.com/investors. Accordingly, investors should monitor that Investor Relations section of the Company website, in addition to accessing its press releases, its submissions and filings with the SEC, and its publicly noticed conference calls and webcasts.

About Travel + Leisure Co.
As the world’s leading membership and leisure travel company, Travel + Leisure Co. (NYSE:TNL) transformed the way families vacation with the introduction of the most dynamic points-based vacation ownership program at Club Wyndham, and the first vacation exchange network, RCI. The company delivers more than six million vacations each year at more than 270 timeshare resorts worldwide, through tailored travel and membership products, and via Travel + Leisure GO - the signature subscription travel club inspired by the pages of Travel + Leisure magazine. With hospitality and responsible tourism at the heart of all we do, our 19,000+ dedicated associates bring out the best in people and places around the globe. We put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future,” "outlook," "guidance," "commitments," or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure Co.” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through our travel clubs; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions (including inflation, higher interest rates, and recessionary pressures), terrorism or acts of gun violence, political strife, war (including hostilities in Ukraine and the Middle East), pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness; our ability to access capital and insurance markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; the timing and amount of future dividends and share repurchases, if any; and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Jill Greer
Investor Relations
(407) 626-4050
Jill.Greer@travelandleisure.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@travelandleisure.com

Travel + Leisure Co.
Table of Contents

Table Number
1.Condensed Consolidated Statements of Income (Unaudited)
2.Summary Data Sheet
3.Non-GAAP Measure: Reconciliation of Net Income to Adjusted Net Income to Adjusted EBITDA
4.Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
5.Definitions

Table 1

Travel + Leisure Co.
Condensed Consolidated Statements of Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Net revenues
Service and membership fees	$419	$420
Net VOI sales	369	338
Consumer financing	110	103
Other	18	18
Net revenues	916	879

Expenses
Operating	438	420
Cost of vacation ownership interests	34	30
Consumer financing interest	33	25
Marketing	121	112
General and administrative	112	124
Depreciation and amortization	28	28
Total expenses	766	739
Loss on sale of business	—	2
Operating income	150	138
Interest expense	64	58
Other (income), net	(2)	(2)
Interest (income)	(4)	(3)
Income before income taxes	92	85
Provision for income taxes	26	22
Net income from continuing operations	66	63
Gain on disposal of discontinued business, net of income taxes	—	1
Net income attributable to TNL shareholders	$66	$64

Basic earnings per share
Continuing operations	$0.93	$0.81
Discontinued operations	—	0.01
	$0.93	$0.82

Diluted earnings per share
Continuing operations	$0.92	$0.81
Discontinued operations	—	—
	$0.92	$0.81

Weighted average shares outstanding
Basic	71.5	77.5
Diluted	72.0	78.3

Table 2

Travel + Leisure Co.
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended March 31,
	2024	2023	Change
Consolidated Results

Net income attributable to TNL shareholders	$66	$64	3%
Diluted earnings per share	$0.92	$0.81	14%
Net income from continuing operations	$66	$63	5%
Diluted earnings per share from continuing operations	$0.92	$0.81	14%

Net income margin	7.2%	7.3%

Adjusted Earnings
Adjusted EBITDA	$191	$184	4%
Adjusted net income	$69	$70	(1)%
Adjusted diluted earnings per share	$0.97	$0.89	9%

Segment Results

Net Revenues
Vacation Ownership	$725	$685	6%
Travel and Membership	193	200	(4)%
Corporate and other	(2)	(6)
Total	$916	$879	4%

Adjusted EBITDA
Vacation Ownership	$135	$131	3%
Travel and Membership	75	71	6%
Segment Adjusted EBITDA	210	202
Corporate and other	(19)	(18)
Total Adjusted EBITDA	$191	$184	4%

Adjusted EBITDA margin	20.9%	20.9%
Note: Amounts may not calculate due to rounding. See "Presentation of Financial Information" and Table 5 for Non-GAAP definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 3.

Table 2
(continued)
Travel + Leisure Co.
Summary Data Sheet
(in millions, unless otherwise indicated)

	Three Months Ended March 31,
	2024	2023	Change
Vacation Ownership

Net VOI sales	$369	$338	9%
Loan loss provision	78	71	10%
Gross VOI sales, net of Fee-for-Service sales	447	409	9%
Fee-for-Service sales	43	45	(6)%
Gross VOI sales	$490	$454	8%

Tours (in thousands)	155	135	15%
VPG (in dollars)	$3,035	$3,215	(6)%

Tour generated VOI sales	$469	$433	8%
Telesales and other	21	21	—%
Gross VOI sales	$490	$454	8%

Net VOI sales	$369	$338	9%
Property management revenue	211	199	6%
Consumer financing	110	103	7%
Other (a)	35	45	(22)%
Total Vacation Ownership revenue	$725	$685	6%

Travel and Membership

Avg. number of exchange members (in thousands)	3,493	3,512	(1)%

Transactions (in thousands)	275	300	(8)%
Revenue per transaction (in dollars)	$350	$347	1%
Exchange transaction revenue	$96	$104	(7)%

Transactions (in thousands)	170	175	(3)%
Revenue per transaction (in dollars)	$256	$247	4%
Travel Club transaction revenue	$44	$43	1%

Transactions (in thousands)	445	475	(6)%
Revenue per transaction (in dollars)	$315	$310	1%
Travel and Membership transaction revenue	$140	$147	(5)%

Transaction revenue	$140	$147	(5)%
Subscription revenue	45	45	—%
Other (b)	8	8	—%
Total Travel and Membership revenue	$193	$200	(4)%
Note:    Amounts may not compute due to rounding.
(a)    Includes Fee-for-Service commission revenues and other ancillary revenues.
(b)    Primarily related to cancellation fees, commissions, and other ancillary revenue.

Table 3

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Income to
Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended March 31,
	2024	EPS	Margin %	2023	EPS	Margin %
Net income attributable to TNL shareholders	$66	$0.92	7.2%	$64	$0.81	7.3%
Gain on disposal of discontinued business, net of income taxes	—			(1)
Net income from continuing operations	$66	$0.92	7.2%	$63	$0.81	7.2%
Amortization of acquired intangibles (a)	2			3
Loss on sale of business (b)	—			2
Legacy items	—			4
Acquisition-related deal costs	2			—
Taxes (c)	(1)			(2)
Adjusted net income	$69	$0.97	7.5%	$70	$0.89	8.0%
Income taxes on adjusted net income	27			24
Interest expense	64			58
Depreciation	26			25
Stock-based compensation expense (d)	9			10
Interest income	(4)			(3)
Adjusted EBITDA	$191		20.9%	$184		20.9%

Diluted Shares Outstanding	72.0			78.3
Amounts may not calculate due to rounding. The tables above reconcile certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and table 5 for the definitions of these non-GAAP measures.
(a)    Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
(b)    Represents the loss on sale of the Love Home Swap business.
(c)    Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions.
(d)    All stock-based compensation is excluded from Adjusted EBITDA.

Table 4

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Three Months Ended March 31,
	2024	2023

Net cash provided by operating activities	$47	$7
Property and equipment additions	(17)	(12)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(8)	(3)
Free cash flow / Adjusted free cash flow (a)	$22	$(8)

(a)    The Company had $57 million of net cash used in investing activities and $203 million of net cash provided by financing activities for the three months ended March 31, 2024 and had $17 million of net cash used in investing activities and $343 million of net cash used in financing activities for the three months ended March 31, 2023.

Table 5
Definitions
Adjusted Diluted Earnings per Share: A non-GAAP measure, defined by the Company as Adjusted net income divided by the diluted weighted average number of common shares. Adjusted Diluted Earnings per Share is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Condensed Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, asset impairments/recoveries, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels & Resorts, Inc. and Cendant, and the sale of the vacation rentals businesses. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA Margin is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. TNL believes adjusted FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Free Cash Flow Conversion: A non-GAAP measure, defined by the Company as Adjusted free cash flow as a percentage of Adjusted EBITDA. We use this non-GAAP performance measure to assist in evaluating our operating performance and the quality of our earnings as represented by adjusted EBITDA, and to evaluate the performance of our current and prospective operating and strategic initiatives in generating cash flows from our earnings performance. This measure also assists investors in evaluating our operating performance, management of our assets, and ability to generate cash flows from our earnings, as well as facilitating period-to-period comparisons.
Adjusted Net Income: A non-GAAP measure, defined by the Company as net income from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. Adjusted Net Income is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Average Number of Exchange Members: Represents paid members in our vacation exchange programs who are considered to be in good standing.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Revenue per Transaction: Represents transaction revenue divided by transactions, provided in two categories; Exchange, which is primarily RCI, and Travel Club.
Travel and Membership Transactions: Represents the number of exchanges and travel bookings recognized as revenue during the period, net of cancellations. This measure is provided in two categories; Exchange, which is primarily RCI, and Travel Club.

Table 5
(continued)
Volume Per Guest (VPG): Represents Gross VOI sales (excluding telesales and virtual sales) divided by the number of tours. The Company has excluded non-tour sales in the calculation of VPG because non-tour sales are generated by a different marketing channel. We believe that VPG provides an enhanced understanding of the performance of our Vacation Ownership business because it directly measures the efficiency of its tour selling efforts during a given reporting period.